UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 5, 2004

Magellan Health Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Munson Road Farmington, Connecticut		06032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

This Current Report on Form 8-K (this “Report”) is being filed for the principal purpose of providing a description of the Ordinary Common Stock (“Ordinary Common Stock”) and the Multiple and Variable Vote Restricted Convertible Common Stock (“Multi-Vote Common Stock”, and together with Ordinary Common Stock, the “Common Stock”) of Magellan Health Services, Inc. (“Magellan”) that will be available for incorporation by reference in future filings on Form S-3 and Form S-8, and other filings by Magellan, in lieu of incorporation by reference of a description of the common stock of Magellan contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Ordinary Common Stock was registered as a successor issue pursuant to Rule 12g-3(a) under the Exchange Act as reported in Magellan’s Form 8-K Current Report under the Exchange Act, dated January 6, 2004.  The description of the Common Stock of Magellan set forth below is only a summary and is not intended to be compete.  For a complete description, please read our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that has been filed with the Securities and Exchange Commission, and Bylaws as of January 5, 2004, as amended January 21, 2004 (the “Bylaws”) that are being filed as Exhibit 3.1 to this Report.

The Bylaws were amended on January 21 to delete Section 11(c) of Article III providing for the Nominating and Governance Committee, and to eliminate all references to the Nominating and Governance Committee. The Board of Directors of Magellan has never established or designated a Nominating and Governance Committee.

DESCRIPTION OF CAPITAL STOCK

General

On January 5, 2004 (the “Effective Date”), we and 88 of our subsidiaries consummated the Third Joint Amended Plan of Reorganization (the “Plan of Reorganization”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), which had been confirmed by order of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  Accordingly, the Plan of Reorganization became fully effective and the affected companies emerged from the protection of their chapter 11 proceedings.  We and our subsidiaries had filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court on March 11, 2003.  On the Effective Date, the previously outstanding shares of common stock and preferred stock of Magellan were cancelled, three new classes of capital stock were authorized and Magellan’s certificate of incorporation and bylaws were amended and restated. Specifically, 100 million shares of Ordinary Common Stock and 40 million shares of Multi-Vote Common Stock were authorized, as were 10 million shares of Preferred Stock that are issuable at the discretion of the Board of Directors in the manner provided by law.  Shares of Ordinary Common Stock became listed on the Nasdaq Stock Market under the ticker symbol “MGLN” on January 6, 2004.  Shares of the Multi-Vote Common Stock may only be issued to, and held by, Onex Corporation (“Onex”) or its affiliates (collectively with Onex, the “Onex Group”), but are convertible into shares of Ordinary Common Stock as discussed below.  Wachovia Bank, National Association is the transfer agent and registrar for our Ordinary Common Stock.

Except as provided below, all shares of Common Stock are identical in all respects and entitle their holders to the same powers, privileges and rights.

Voting Rights

General

Generally, on all matters on which the holders of Common Stock are entitled to vote, the holders of shares of Ordinary Common Stock and the holders of shares of Multi-Vote Common Stock vote together as a single class.  Holders of Ordinary Common Stock have one vote per share on all matters on which they are entitled to vote.  As long as the outstanding shares of Multi-Vote Common Stock represent (i) at least 15.33 percent of the total number of shares of Common Stock issued on the Effective Date (or approximately 5.3 million shares) and (ii) at least 10 percent of the total number of shares of Common Stock outstanding (both such conditions, together, the “Minimum Hold Condition”), holders of Multi-Vote Common Stock have the number of votes per share sufficient so that all the outstanding shares of Multi-Vote Common Stock have an equal number of votes to all the outstanding shares of Ordinary Common Stock (i.e., the Multi-Vote Common Stock will be entitled to exercise 50 percent of the voting power of all the Common Stock).  At any time when a vote is to be taken (or consent given in lieu of a vote), the number of votes per share of Multi-Vote Common Stock outstanding of record as of the record date for such vote (or consent) shall be determined accordingly.  From and after the time when the Minimum Hold Condition is no longer satisfied, all special rights, powers and privileges of the Multi-Vote Common Stock will cease, and its holders will have the same rights, powers and privileges as the holders of Ordinary Common Stock, including being entitled to only one vote per share.  In addition, at any time when shares of Multi-Vote Common Stock are outstanding, for certain amendments of our Bylaws, in addition to any other vote required by law or the Certificate of Incorporation or Bylaws, the affirmative vote of the holders of at least two-thirds of the voting power of all the outstanding shares of Common Stock is required.  The Bylaw amendments requiring such vote apply to changes in the size of the Board and the requirements regarding independent board members.

Ordinary Common Stock

In addition to the other voting rights or power to which the holders of Ordinary Common Stock are entitled, holders of Ordinary Common Stock are entitled to vote as a separate class on approval of (i) any alteration, repeal or amendment of the Certificate of Incorporation which would adversely affect the powers, preferences or rights of the holders of Ordinary Common Stock; and (ii) any merger or consolidation of Magellan with any other entity if, as a result, shares of Multi-Vote Common Stock would be converted into or exchanged for, or receive, any consideration that differs from that applicable to the shares of Ordinary Common Stock as a result of such merger or consolidation.  In respect of any matter as to which the holders of the Ordinary Common Stock are entitled to a class vote, holders have one vote per share, and the affirmative vote of the holders of a majority of the shares of Ordinary Common Stock outstanding is required for approval.

Multi-Vote Common Stock

In addition to the other voting rights or power to which the holders of Multi-Vote Common Stock are entitled, holders of Multi-Vote Common Stock are entitled to vote as a separate class on approval of (i) any alteration, repeal or amendment of the Certificate of Incorporation which would adversely affect the powers, preferences or rights of the holders of Multi-Vote Common Stock; and (ii) any merger or consolidation of Magellan with any other entity if, as a result, shares of Multi-Vote Common Stock would be converted into or exchanged for, or receive, any consideration that differs from that applicable to the shares of Ordinary Common Stock as a result of such merger or consolidation.  In respect of any matter as to which the holders of the Multi-Vote Common Stock are entitled to a class vote, holders have one vote per share, and the affirmative vote of the holders of a majority of the shares of Multi-Vote Common Stock outstanding is required for approval.

Board of Directors

Number

Until the first annual meeting of the stockholders held after the third anniversary of the Effective Date, the Bylaws establish that the Board will consist of nine members, and then will have at least five and not more than thirteen members, as determined by the Board of Directors.  When any shares of Multi-Vote Common Stock are outstanding, any action by our Board of Directors to increase the number of members of the Board of Directors above nine will require the affirmative vote of three-fourths of the Board of Directors.

Classification and Vote Required for Election

Each director is allocated to one of three classes, designated Class 1, Class 2 or Class 3, and of the nine initial directors (and their successors in office), four are Class 1 Directors, two are Class 2 Directors and three are Class 3 Directors. After the Minimum Hold Condition is no longer satisfied, the directors will not be so allocated to classes.  In the event of an increase in the number of members of the Board of Directors above nine at a time when directors are allocated to such classes, the additional directors will be designated as Class 2 Directors.

As long as the Minimum Hold Condition is satisfied, the holders of Multi-Vote Common Stock, voting alone as a separate class, are entitled to elect four Class 1 Directors, the holders of Common Stock are entitled to elect two Class 2 Directors, and the holders of Ordinary Common Stock, voting alone as a separate class, are entitled to elect three Class 3 Directors.  At such time as the Minimum Hold Condition is no longer satisfied, all directors will be elected by a vote of the holders of the Common Stock.  The individuals receiving the highest number of votes in favor of his, her or their election by the class or classes of stockholders entitled to vote on each individual’s election as a director will be elected to the Board of Directors.

Term of Office

All of the directors are further divided into three classes, each class having a different three-year term of office, except that, of the initial directors as of the Effective Date, three have a one-year term of office, two have a two-year term of office, and four have a three-year term of office, such term of office in each case commencing with the Effective Date and ending at the earlier of (i) respectively, the first annual meeting of stockholders held in the year next following the Effective Date or the annual meeting of stockholders held in the second calendar year following the Effective Date or the annual meeting of stockholders held in the third calendar year following the Effective Date, or (ii) in each case, the election and qualification of his or her successor or upon his or her earlier death, incapacity, resignation or removal.

Removal

Any director may be removed with cause, and any Class 1 or Class 2 Director (and, after the third anniversary of the Effective Date, any Class 3 Director) may be removed from office without cause, in each case by the affirmative vote of the holders of Common Stock entitled to cast a majority of the votes which all holders of Common Stock entitled to vote on the election of such director’s successor would be entitled to cast at the meeting held to vote on removal of such director (whether such holders of Common Stock are holders of Ordinary Common Stock or holders of Multi-Vote Common Stock or both, as the case may be).  Before the third anniversary of the Effective Date, a Class 3 Director may be removed from office without cause only be the affirmative vote of the holders of a majority of the shares of Ordinary Common Stock outstanding.

Conversion

Mandatory Conversion

Upon a transfer of a share of Multi-Vote Common Stock to any person other than a member of the Onex Group, such share will automatically convert into one share of Ordinary Common Stock.  In the event any member of the Onex Group acquires any share of Ordinary Common Stock (other than pursuant to a conversion of all outstanding shares of Multi-Vote Common Stock into Ordinary Common Stock as described below) at a time when a share of Multi-Vote Common Stock is outstanding, the share of Ordinary Common Stock so acquired will automatically convert into one share of the Multi-Vote Common Stock.

Optional Conversion

The holders of at least two-thirds of the outstanding shares of Multi-Vote Common Stock are entitled to convert at any time all, but not less than all, of the outstanding shares of Multi-Vote Common Stock into shares of fully paid and non-assessable Ordinary Common Stock at the ratio of one share of Ordinary Common Stock for each share of Multi-Vote Common Stock so converted.

Transfer Restrictions

Prior to the earlier of the third anniversary of the Effective Date or the date on which the Minimum Hold Condition is no longer met, members of the Onex Group and R(2) Investments, Inc., which became a significant beneficial owner of Ordinary Common Stock on the Effective Date (“R Squared”), and its affiliates are prohibited from transferring shares of Common Stock representing more than fifteen percent of the outstanding shares of Common Stock to any person or group other than, respectively, to members of the Onex Group or affiliates of such members of R Squared (who will be subject to the same restrictions on transfer), unless (A) such transfer (1) is pursuant to a bona fide underwritten public offering or other bona fide public distribution made either under an effective registration statement under the Securities Act of 1933, as amended, or occurring outside of the United States within the meaning of Regulation S under such Act, (2) is in a transaction satisfying the requirements of Rule 144 under such Act, other than by reason of satisfying the provisions of Rule 144(k) thereof, (3) is effected through “brokers’ transactions” within the meaning of Section 4(4) of such Act or a transaction with a “market maker” as defined in Section 3(c)(38) of the Exchange Act, or (4) is effected through a prepaid variable share forward contract or other derivative contract or (B) all other holders of

Common Stock are afforded the opportunity to participate in the transaction or series of transactions on the same terms per share as the selling stockholder, which requirement will be deemed satisfied if the transfer by the selling stockholder is pursuant to a tender offer by the proposed purchaser for Common Stock, or (C) in the case of a disposition of shares of Common Stock of a selling stockholder pursuant to a merger, consolidation, recapitalization or similar corporate transaction involving Magellan, all holders of shares of Common Stock are entitled to receive in such transaction the same per share consideration.

Distributions

Whenever any dividend or distribution (including any distribution upon liquidation, dissolution or winding up of Magellan or upon the reclassification of shares or a recapitalization of Magellan) is made on the shares of Ordinary Common Stock, a like dividend or distribution must be made on the shares of Multi-Vote Common Stock, and, whenever any dividend or distribution is made on the shares of Multi-Vote Common Stock, a like dividend or distribution must be made on the shares of Ordinary Common Stock; provided, however, that at any time when shares of Multi-Vote Common Stock are outstanding, no dividend or other distribution will be payable in shares of Ordinary Common Stock or Multi-Vote Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Ordinary Common Stock or Multi-Vote Common Stock, unless only shares of Ordinary Common Stock or such securities will be distributed with respect to any outstanding shares of Ordinary Common Stock and simultaneously only a like number per share of shares of Multi-Vote Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Multi-Vote Common Stock and otherwise in all material respects having the same powers, privileges and rights as the securities distributed with respect to the shares of Ordinary Common Stock will be distributed with respect to any outstanding shares of Multi-Vote Common Stock.

In the event of a reclassification of the Ordinary Common Stock or the Multi-Vote Common Stock, or a recapitalization of Magellan or a similar transaction as a result of which the shares of Ordinary Common Stock or Multi-Vote Common Stock are converted into or exchanged for another security, holders of Multi-Vote Common Stock or Ordinary Common Stock, as the case may be, will be entitled to receive upon conversion of their shares the amount per share of such other security that such holders would have received had they converted any or all of their shares of Multi-Vote Common Stock into Ordinary Common Stock, or all of their shares of Ordinary Common Stock into Multi-Vote Common Stock, as the case may be, immediately prior to the record date of such reclassification, recapitalization or similar transaction.

Subdivisions and Combinations

Magellan may not subdivide or combine its shares of Ordinary Common Stock or Multi-Vote Common Stock without in the same manner subdividing or combining its shares of Multi-Vote Common Stock or Ordinary Common Stock, respectively.

Preferred Stock

Our Certificate of Incorporation authorizes our Board of Directors to issue, from time to time, preferred stock in one or more series, and to determine and fix the designations, voting powers, preferences and relative participating, optional or other special rights of such series of preferred stock, and the qualifications, limitations or restrictions thereon, including dividend rights, special voting rights or powers, conversion rights, redemption privileges and liquidation preferences, all to the extent permitted by applicable law.

Because the rights and preferences set by our Board of Directors for a series of preferred stock could be superior to the rights and preferences of the Common Stock, the issuance of such series could adversely affect the rights of the holders of Common Stock.  In addition, while the issuance of any class of preferred stock could provide us with flexibility for many corporate purposes, such issuance could make it difficult for a third party to gain control of Magellan.

Certain Transactions with the Onex Group

So long as the Minimum Hold Condition is met, all transactions between Magellan and any member of the Onex Group (other than transactions and agreements contemplated by the Plan of Reorganization), as such transactions may be identified in good faith by the Class 3 Directors, must be approved, in addition to approval by any required vote of our Board of Directors or stockholders, by the affirmative vote of a majority of the Class 3 Directors; provided, however, that the Class 3 Directors may delegate to our officers the approval of immaterial transaction.

Certain Business Acquisition Transactions

Magellan may not consummate any acquisition of any business prior to the 210th day following the Effective Date unless such transaction has been approved by the affirmative vote of a majority of the entire Board of Directors, excluding the two Class 1 Directors who were designated by Onex and who are not members of management.

Amendments to the Certificate of Incorporation and Bylaws

So long as the Minimum Hold Condition is met, certain amendments to the Certificate of Incorporation and Bylaws, in addition to all other approvals, require the affirmative vote of a majority of the Class 3 directors.  In addition, amendments to the provisions of the Certificate of Incorporation restricting the transfer of shares of Common Stock regarding more than 15% of the outstanding shares require the approval of the Onex Group and R Squared.

Anti-Takeover Provisions

Pursuant to our Certificate of Incorporation, Magellan elected not to be governed by Section 203 of the Delaware General Corporation Law which prevents an interested stockholder from engaging in business combinations with the company for three years after becoming an interested stockholder, unless certain conditions are met.  However, our Certificate of Incorporation and Bylaws contain provisions that might be characterized as anti-takeover provisions, including the provisions allocating voting power between the two classes of Common Stock, the election at each annual meeting of not more than one third of the Board of Directors and certain provisions of the Bylaws limiting or regulating the rights of the shareholders to take actions in certain circumstances.  These provisions may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his or her best interest or impede or lengthen the time necessary to effectuate a change in membership of the Board of Directors and may make removal of our management more difficult.

Absence of Certain Provisions

Except as set forth above, holders of Common Stock have no preemptive rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.  Holders of Common Stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.

Item 9.01 — Financial Statements and Exhibits.

(c)	Exhibits

	3.1	Bylaws of Magellan Health Services, Inc. as of January 5, 2004, as amended January 21, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

	By:	/s/ Mark S. Demilio
		Name:	Mark S. Demilio
		Title:	Executive Vice President and Chief Financial Officer

Dated: November 5, 2004

Exhibit Index

Exhibit No.	Exhibit

3.1	Bylaws of Magellan Health Services, Inc. as of January 5, 2004, as amended January 21, 2004